EXHIBIT 16.6

                CONSENTS OF UNITED STATES INSTITUTIONAL TRUSTEES

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                 CONSENT OF UNITED STATES INSTITUTIONAL TRUSTEE

         THE UNDERSIGNED, pursuant to Section 321(b) of the Trust Indenture Act of 1939, does hereby consent to (a) the Unites States Treasury Department, the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Reserve Banks, and the Federal Deposit Insurance Corporation making available to the United States Securities and Exchange Commission such reports, records, and other information pertaining to the undersigned as such agencies may have available, and (b) to having reports of examinations by Federal, State, Territorial or District authorities furnished by such authorities to the United States Securities and Exchange Commission upon request therefor.

         IN WITNESS WHEREOF, the undersigned has executed this Consent on the date set forth below.

SANTA BARBARA BANK & TRUST, a

California corporation

         OCTOBER 22, 1998                    By /s/ Christine M. Sontag
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              Date                              Christine Sontag, Assistant Vice
                                                President and Associate General
                                                Counsel